Exhibit 99.1

Corillian Reports First Quarter 2004 Results

Generates $0.05 EPS, beating consensus analyst estimate by $0.01

PORTLAND, Ore. – April 29, 2004 – Corillian Corp. (NASDAQ: CORI), the top provider of online banking solutions to leading financial institutions, today reported financial results for the first quarter ended March 31, 2004.

Revenues for the first quarter were $11.7 million, compared to $10.8 million for the first quarter of 2003, an increase of eight percent. Net income for the first quarter was $1.8 million, resulting in diluted earnings per share of $0.05, beating the consensus analyst estimate by $0.01. This compares to a net loss of ($441,000) in the first quarter of 2003, which resulted in a net loss per share of ($0.01).

Cash and investment balances at the end of the first quarter were $29.7 million, compared to $26.8 million at the end of the fourth quarter of 2003.

“We had another strong quarter, our fourth consecutive profitable quarter,” said Alex Hart, president and CEO of Corillian. “We signed four new customers in the quarter, including two top 100 U.S. banks, and hit the high end of our guidance for revenues and earnings. We are very pleased with our new sales organization and with the size and quality of our pipeline. We’re confident that the progress demonstrated in the first quarter will continue and will result in increasing revenues and profits in 2004.”

Recent Highlights

•	Two top 100 U.S. banks selected Corillian Consumer Banking to replace their existing online banking solutions.

•	Two smaller financial institutions selected Corillian’s shared server solution offered by NCR.

•	One of Corillian’s top 10 banks successfully converted its consumer online banking users to the Corillian Voyager platform. The launch of the new consumer site builds on the bank’s highly successful online small business banking service, which is also deployed on the industry-leading Corillian Voyager online banking platform.

Enabling eFinance

•	Corillian successfully converted Charter One’s more than 700,000 consumer and small business online users to the Corillian Voyager platform in a record five-month timeframe.

•	Boeing Employees’ Credit Union (BECU), the fifth largest credit union in the country, selected Corillian Small Business as its solution of choice to enter the rapidly growing small business banking market.

•	State Employees’ Credit Union of North Carolina (SECU), the second largest credit union in the country, chose to upgrade to the Corillian Voyager 3.1 platform.

Financial Outlook
Based on the current backlog of projects in implementation and sales pipeline, Corillian anticipates that second quarter 2004 revenues will be in the range of $11.5 to $12.5 million and EPS will be in the range of $0.04 to $0.06. With the growing strength and maturity of the sales pipeline, substantial performance bonuses Corillian expects to earn on existing projects and the generally positive trends in the online banking industry, Corillian expects that results for the second half of 2004 will be stronger than anticipated results for the first half.

Corillian will hold a conference call at 5:00 p.m. EST on April 29, 2004 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://investor.corillian.com.

About Corillian Corporation
Corillian is the top provider of online banking solutions to leading financial institutions. Empowered with Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively. Corillian’s solutions are unmatched in reliability and performance and successfully scale at some of the world’s largest financial institutions. Corillian’s proven solutions enable financial institutions to deliver innovative services enterprise-wide, across multiple delivery channels and multiple lines of business. The Corillian Voyager platform provides secure and scalable account access and transaction processing for a wide variety of applications built by Corillian’s expert software developers, by Corillian-certified partners and by the in-house development organizations of some of the world’s best financial institutions. For more information about Corillian Corporation, visit the company’s Web site at http://www.corillian.com.

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Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that Corillian fails to sign new customers, that Corillian does not realize anticipated business from its sales pipeline, that Corillian’s existing customers do not continue to demand new products and services from Corillian, that Corillian’s customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian is not able to fulfill acceptance criteria on projects for its customers and fails to earn performance bonuses or receive milestone payments on such projects, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits and that financial institutions are affected by adverse government regulations or market conditions. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2003.

For more information contact:

Steve Shaw | Corp. Communications Manager | Corillian Corporation | e-mail: sshaw@corillian.com | Phone: (503) 629-3770

Paul Wilde | Chief Financial Officer | Corillian Corporation | e-mail: pwilde@corillian.com | Phone: (503) 629-3300

CORILLIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended
	March 31,	March 31,
	2004	2003
Revenues	$11,697	$10,848
Cost of revenues	5,010	5,061

Gross profit	6,687	5,787

Operating expenses:
Sales and marketing	1,687	1,833
Research and development	1,391	1,730
General and administrative	1,564	2,196
Amortization of deferred stock-based compensation	—	35

Total operating expenses	4,642	5,794

Income (loss) from operations	2,045	(7)
Other expense, net	(172)	(434)

Income (loss) before income taxes	1,873	(441)
Income taxes	40	—

Net income (loss)	$1,833	$(441)

Basic net income (loss) per share	$0.05	$(0.01)
Diluted net income (loss) per share	$0.05	$(0.01)
Shares used in computing basic net income (loss) per share	37,154	36,237
Shares used in computing diluted net income (loss) per share	40,510	36,237

CORILLIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and investments	$29,739	$26,844
Accounts receivable, net	4,679	6,103
Revenue in excess of billing	780	1,258
Other current assets	1,576	1,545

Total current assets	36,774	35,750
Property and equipment, net	5,199	5,765
Other assets	1,042	1,303

Total assets	$43,015	$42,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,880	$3,276
Deferred revenue	14,170	15,560
Current portion of long-term debt and capital lease obligations	1,317	1,529
Other current liabilities	954	968

Total current liabilities	19,321	21,333
Long-term debt and capital lease obligations, less current portion	818	1,075
Other long-term liabilities	796	856

Total liabilities	20,935	23,264

Shareholders’ equity:
Common stock	128,115	127,414
Unrealized translation gain	40	48
Accumulated deficit	(106,075)	(107,908)

Total shareholders’ equity	22,080	19,554

Total liabilities and shareholders’ equity	$43,015	$42,818

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for the first quarter of 2004 were $5.0 million, or 43% of total revenues, as compared to $4.0 million in the first quarter of 2003, comprising 37% of total revenues. License block sales in the first quarter of 2004 were approximately $600,000, as compared to approximately $1.3 million in license block sales in the first quarter of 2003. Depreciation expense for the first quarter of 2004 was approximately $700,000, compared to $1.1 million in the first quarter of 2003.

Corillian’s revenue backlog was $35.7 million as of March 31, 2004, compared to $37.2 million at the end of the fourth quarter of 2003. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers, Corillian’s customers’ meeting anticipated schedules for customer-dependent deliverables, and Corillian’s customers’ satisfying their contractual obligations. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.

Total headcount as of March 31, 2004 was 213, compared with 229 as of March 31, 2003.

The actual total number of shares outstanding as of March 31, 2004 was 37.4 million shares.